SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 12 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           Date of Report June 1, 1998

                               Regan Holding Corp.
             (Exact name of registrant as specified in its charter)

         California                    0-4366             68-0211359
(State or other jurisdiction        (Commission      (I.R.S. Employer
     of incorporation)              File Number)     Identification No.)

          1179 N. McDowell Blvd., Petaluma, California         94954
             (Address of principal executive offices)       (Zip Code)


      (Registrant's telephone number, including area code) (707) 778-8638

       -----------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.  Other Events.

     On May 29, 1998, Regan Holding Corp., through its wholly-owned subsidiary Legacy Marketing Group ("LMG"), entered into an Administrative Services Agreement and on June 1, 1998, entered into a Marketing Agreement (collectively, the "Agreements") both with Transamerica Life Insurance and Annuity Company ("Transamerica"). Pursuant to the Agreements, LMG will develop, market and administer annuity products underwritten by Transamerica. For these services, LMG will receive marketing allowance and commission income based on the volume of policies sold and administrative fee income on a per transaction basis.

Item 7. Financial Statements, Pro-forma Financial Information and Exhibits

     (c)  Exhibits

          99.1 Marketing Agreement between LMG and Transamerica, dated June 1, 1998*


          99.2 Administrative Services Agreement between LMG and Transamerica, dated May 29, 1998, as amended*

     * Certain confidential commercial and financial information has been omitted from the indicated exhibits, but filed under separate cover with the Securities and Exchange Commission.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAN HOLDING CORP.


Date     June 11, 1998              By:     s/David A. Skup
                                            David A. Skup,
                                            Chief Financial Officer